Exhibit 23.2

•	MAIN OFFICE
133-10 39TH AVENUE
FLUSHING, NY 11354
TEL. (718) 445-6308
FAX. (718) 445-6760

•	CALIFORNIA OFFICE
440 E HUNTINGTON DR.
STE 300
ARCADIA, CA 91006
TEL. (626) 282-1630
FAX. (626) 282-9726

•	BEIJING OFFICE
11/F NORTH TOWER
BEIJING KERRY CENTRE
1 GUANGHUA ROAD
CHAOYANG DISTRICT
BEIJING, 100020, PRC
TEL. (86 10) 65997923
FAX. (86 10) 65999100

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of YS Biopharma Co., Ltd. of our report dated September 28, 2022, relating to the consolidated financial statements of YishengBio Co., Ltd. and Subsidiaries for the years ended March 31, 2022 and 2021, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

May 12, 2023